UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2015 (September 30, 2015)

INLAND RESIDENTIAL PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	333-199129 (Commission File Number)	80-0966998 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 30, 2015, Inland Residential Properties Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Company”), through a wholly owned subsidiary, acquired a fee simple interest in the following property from The Haven at Market Square, LLC, an unaffiliated third party (dollar amounts stated in millions, except for per unit amounts):

Property Name	Date Acquired	Total Number of Units	Total Square Feet	Approx. Purchase Price Paid at Closing	Cap Rate (1)	Approx. Annualized Base Rent (2)	Weighted Average Annualized Base Rent per Unit (2)	Weighted Average Remain- ing Lease Term in Years (3)	Financial Occu- pancy (4)	Physical Occu- pancy (5)	Competing Residential Properties (6)

The Retreat at Market Square – Frederick, MD	9/30/2015	206	194,732	$45.8	5.9%	$3.7	$19,598	0.5	95.2%	95.2%	3,5

(1)	We determine capitalization rate, or “cap rate,” by dividing the property’s annualized net operating income (“NOI”), existing at the date of acquisition, by the contract purchase price of the property paid at the date of acquisition. NOI consists of, for these purposes, rental income reduced by reduced by operating expenses and existing vacancies.
(2)	Annualized base rent is calculated by annualizing the current, in-place monthly base rent for leases, including any tenant concessions, such as rent abatement or allowances that may have been granted. Annualized base rent is as of the date of acquisition.
(3)	This represents the weighted average remaining lease term as of the date of acquisition.
(4)	As used herein, Financial Occupancy is defined as the percentage of total units for which a tenant is obligated to pay rent under the terms of its lease agreement, regardless of the actual use by that tenant of the units being leased. Financial Occupancy is as of the date of acquisition.
(5)	Physical Occupancy is as of the date of acquisition.
(6)	Number of competing apartment complexes located within approximately three and five miles of the property, respectively.

IRESI Frederick Market Square, L.L.C. (the “Retreat Subsidiary”), our wholly owned subsidiary, acquired a fee simple interest in a 194,732 square foot 206-unit apartment community known as The Retreat at Market Square (formerly known as The Haven at Market Square), located at 300 Cormorant Place, Frederick, Maryland, for approximately $45.8 million in cash, plus closing costs. We funded the purchase through a mortgage loan secured by the property, in an aggregate principal amount equal to approximately $45.8 million. The terms of the loan are discussed below under Item 2.03. We expect to pay our business manager an acquisition fee equal to 1.5% of the contract purchase price, or approximately $0.7 million.

The property was constructed in 2014. As of September 30, 2015, no tenant occupied 10% or more of the rentable square footage.

As of September 30, 2015, the property was 95.2% occupied, with 196 residential units leased. The following table sets forth certain information with respect to the expiration of leases in place at the property as of September 30, 2015:

Year Ending December 31(1)	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases(2)
2015	48	45,209	889,500	24%
2016	148	140,483	2,791,020	76%
(1) All of the current leases expire in either 2015 or 2016.
(2) This percentage assumes that expiring leases are not renewed in each subsequent year.

The table below sets forth certain historical information with respect to the occupancy rate at the property, expressed as a percentage of total gross leasable area, and the average effective annual base rent per unit.

Year Ending December 31(1)	Occupancy Rate as of December 31	Average Effective Annual Rental Per Unit ($)
2014	81.6%	$18,530
(1) The first year of occupancy was 2014.

We believe that the property is suitable for its intended purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements in the foreseeable future. As of September 30, 2015, there were three and five competitive apartment complexes located within approximately three and five miles of the property, respectively. As of September 30, 2015, within a five mile radius of the property the population was over 106,000 and the average household income within the same radius was over $89,900 per year. The Retreat at Market Square is part of the residential portion of Market Square at Frederick, within twenty minutes of the I-270 Corridor and situated equidistant from Washington, DC and Baltimore, and competes with at least eight other apartment complexes in its submarket for tenants.

Real estate taxes assessed for the most recent fiscal year were approximately $351,000. The amount of real estate taxes assessed was equal to the property’s assessed value multiplied by an average tax rate of 1.78%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and improvements based upon estimated useful lives of 40 years and furniture, fixtures, equipment and site improvements for 5 to 20 years.

The information set forth above in this Item 2.01 does not purport to be complete in scope and is qualified in its entirety by the full text of the purchase agreement and related documents attached to this Current Report as Exhibits 10.1–10.3, which are incorporated into this Item 2.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2015, we, through the Retreat Subsidiary, entered into a loan with Parkway Bank and Trust Company for approximately $45.8 million. The loan is secured by a first mortgage on The Retreat at Market Square.

The loan bears interest at a fixed rate equal to 3.95% per annum. The maturity date on the loan is September 30, 2016. The loan requires monthly payments of interest only until the maturity date, on which date the outstanding principal balance of the loan plus all accrued and unpaid interest will be due. Subject to satisfying certain conditions, as set forth in the loan documents, the Retreat Subsidiary may prepay the loan in whole or in part, at any time, without premium or penalty. Provided no principal payments were made during the term of the loan, approximately $45.8 million would be due and payable at the maturity date. We expect to pay our business manager a mortgage financing fee equal to 0.25% of the amount borrowed, or approximately $114,000.

Provided no event of default has occurred and is continuing, the Retreat Subsidiary has a one-time option to extend the maturity date for an additional seven year period to September 30, 2023, subject to (i) an appraisal of The Retreat at Market Square showing a loan-to-value ratio not to exceed 60% and (ii) the lender’s verification of a minimum debt coverage ratio of 2.45. In accordance with the terms of the option, the loan would then require monthly payments of interest only during years one through five and monthly payments of principal and interest based upon a 30-year amortization schedule during years six and seven. The mortgage loan would bear interest at a fixed rate equal to 3.79%.

The loan documents contain customary affirmative, negative and financial covenants, agreements, representations, warranties and borrowing conditions, all as set forth in the loan documents. The loan documents also contain various customary events of default. If an event of default occurs under the loan, the lender may declare the entire loan to be immediately due and payable and foreclose the deed of trust securing the loan immediately or at any time after such event of default occurs. In the event of a default, the Retreat Subsidiary will be required to pay a default interest rate equal to 3% per annum above the interest rate.

During the initial one-year term of the loan, Inland Real Estate Investment Corporation (“IREIC”), our sponsor, has agreed to guarantee the payment of (i) all real estate taxes on The Retreat at Market Square which accrue or become due during the term of the loan, (ii) all Costs and Expenses (as defined in the guaranty agreement), and (iii) any and all losses, damages, costs or expenses of the lender, which arise in consequence of certain events specified in the guaranty agreement, provided that the guaranteed obligation will be limited to the payment of $9,150,000, plus enforcement costs. We have not paid, and will not pay, any fees or other consideration to IREIC for this guarantee.

The Retreat Subsidiary and IREIC have also entered into an environmental indemnity agreement in favor of the lender.

The information set forth above in this Item 2.03 does not purport to be complete in scope and is qualified in its entirety by the full text of the agreements attached to this Current Report as Exhibits 10.4-10.10, which are incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The required financial statements for the property described above will be filed in accordance with Rule 3-14 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one days after the date on which this initial Current Report is filed.

(b) Pro forma financial information.

The required pro forma financial information for the property described above will be filed in accordance with Article 11 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one days after the date on which this initial Current Report is filed.

(d) Exhibits.

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated July 20, 2015, by and between Inland Real Estate Acquisitions, Inc. and The Haven at Market Square, LLC

10.2	Assignment and Assumption of Purchase and Sale Agreement, dated September 30, 2015, by and between Inland Real Estate Acquisitions, Inc. and IRESI Frederick Market Square, L.L.C.

10.3	Assignment and Assumption of Leases, dated September 30, 2015, by and between IRESI Frederick Market Square, L.L.C. and The Haven at Market Square, LLC

10.4	Loan Agreement, dated September 30, 2015, by and between IRESI Frederick Market Square, L.L.C. and Parkway Bank and Trust Company

10.5	Secured Promissory Note, dated September 30, 2015, by IRESI Frederick Market Square, L.L.C. for the benefit of Parkway Bank and Trust Company

10.6	Purchase Money Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated September 30, 2015, by IRESI Frederick Market Square, L.L.C., Lawyers Title Realty Services, Inc., as trustee, for the benefit of Parkway Bank and Trust Company

10.7	Assignment of Leases and Rents, dated September 30, 2015, by IRESI Frederick Market Square, L.L.C. to Parkway Bank and Trust Company

10.8	Security Agreement, dated September 30, 2015, by and between IRESI Frederick Market Square, L.L.C. and Parkway Bank and Trust Company

10.9	Guaranty, dated September 30, 2015, by Inland Real Estate Investment Corporation in favor of Parkway Bank and Trust Company with respect to certain indebtedness and liabilities of IRESI Frederick Market Square, L.L.C.

10.10	Environmental Indemnity Agreement, dated September 30, 2015, by IRESI Frederick Market Square, L.L.C. and Inland Real Estate Investment Corporation in favor of Parkway Bank and Trust Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

Date:	October 6, 2015	By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Title	Vice President, Treasurer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated July 20, 2015, by and between Inland Real Estate Acquisitions, Inc. and The Haven at Market Square, LLC

10.2	Assignment and Assumption of Purchase and Sale Agreement, dated September 30, 2015, by and between Inland Real Estate Acquisitions, Inc. and IRESI Frederick Market Square, L.L.C.

10.3	Assignment and Assumption of Leases, dated September 30, 2015, by and between IRESI Frederick Market Square, L.L.C. and The Haven at Market Square, LLC

10.4	Loan Agreement, dated September 30, 2015, by and between IRESI Frederick Market Square, L.L.C. and Parkway Bank and Trust Company

10.5	Secured Promissory Note, dated September 30, 2015, by IRESI Frederick Market Square, L.L.C. for the benefit of Parkway Bank and Trust Company

10.6	Purchase Money Deed Of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated September 30, 2015, by IRESI Frederick Market Square, L.L.C., Lawyers Title Realty Services, Inc., as trustee, for the benefit of Parkway Bank and Trust Company

10.7	Assignment of Leases and Rents, dated September 30, 2015, by IRESI Frederick Market Square, L.L.C. to Parkway Bank and Trust Company

10.8	Security Agreement, dated September 30, 2015, by and between IRESI Frederick Market Square, L.L.C. and Parkway Bank and Trust Company

10.9	Guaranty, dated September 30, 2015, by Inland Real Estate Investment Corporation in favor of Parkway Bank and Trust Company with respect to certain indebtedness and liabilities of IRESI Frederick Market Square, L.L.C.

10.10	Environmental Indemnity Agreement, dated September 30, 2015, by IRESI Frederick Market Square, L.L.C. and Inland Real Estate Investment Corporation in favor of Parkway Bank and Trust Company